UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

 CATAMARAN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52073

Yukon Territory, Canada	75-2578509
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3642
(Address of principal executive offices, including zip code)

(800) 282-3232
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
On June 10, 2013, Catamaran Corporation (“Catamaran”) issued a joint press release with Cigna Corporation (“Cigna”) announcing that subsidiaries of Catamaran and Cigna have entered into a ten-year pharmacy benefit management (PBM) services agreement with respect to Cigna's PBM business. A copy of the joint press release relating to such agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Catamaran has scheduled a conference call and simultaneous webcast for 5:00 p.m. Eastern Time on June 10, 2013 to discuss this agreement with Cigna. To access the live webcast, log on to www.catamaranRx.com. The call can be accessed by dialing 800-231-9012 or 719-457-2602 for international calls, with access code 7528712. For a replay of the call, dial 888-203-1112 or 719-457-0820 for international calls, with access code 7528712. The information contained in, or that can be accessed through, Catamaran's website is not part of, and is not incorporated into, this Current Report on Form 8-K or other filings Catamaran makes with the U.S. Securities and Exchange Commission.
The foregoing information in this Item 7.01 (including the exhibit hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)        Exhibits

Exhibit No.	Description
99.1	Joint press release of Catamaran Corporation and Cigna Corporation dated June 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATAMARAN CORPORATION

Dated: June 10, 2013	By:	/s/ Jeffrey Park
Name: Jeffrey Park
Title:Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release of Catamaran Corporation and Cigna Corporation dated June 10, 2013